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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Prospectus which constitutes a part of this Registration Statement on Form S-3 of our report dated September 21, 2001, relating to the consolidated financial statements of American Business Financial Services, Inc. and subsidiaries. We also consent to the reference to us under the caption "Experts" in the Registration Statement.



                                         /s/BDO Seidman, LLP
                                         -----------------------
                                         BDO Seidman, LLP

Philadelphia, Pennsylvania
May 3, 2002